Preliminary Draft - Confidential

June 28, 2012

Presentation to the Special Committee of the Board of Directors

Project LOTUS

Supplementary Data in Response to Special Committee's Request

William Blair

Preliminary Draft - Confidential

Selected Public Companies Analysis

William Blair

Selected Public Companies – Methodology

- William Blair selected three groups of publicly-traded companies it deemed relevant to LOTUS
- The following companies were selected

U.S. Listed Other Companies	U.S. Listed Reverse Takeover Chinese Healthcare Companies	U.S. Listed Reverse Takeover Other Chinese Companies
• Buckeye Technologies Inc.	• China Biologic Products, Inc.	• China Ceramics Co., Ltd.
• Derma Sciences Inc.	• China Cord Blood Corporation	• Deer Consumer Products, Inc.
• Medical Action Industries Inc.	• Skystar Bio Pharmaceutical Company	• Feihe International, Inc.
• SRI Surgical Express Inc.		• SORL Auto Parts, Inc.

- For these groups, William Blair calculated the following multiples:

• Total Enterprise Value / LTM Revenue	• Total Enterprise Value / 2012E Revenue	• Total Enterprise Value / 2013E Revenue
• Total Enterprise Value / LTM EBITDA	• Total Enterprise Value / 2012E EBITDA	• Total Enterprise Value / 2013E EBITDA
• Total Equity Value / LTM Net Income	• Total Equity Value / 2012E Net Income	• Total Equity Value / 2013E Net Income

Note: No selected public company is identical or directly comparable to the Company
William Blair selected three groups of selected public companies based on following criteria:
- ***U.S. Listed Other Companies:** U.S. listed companies with similar product and service offering and business model as LOTUS*
- ***U.S. Listed Reverse Takeover Chinese Healthcare Companies:** U.S. listed Chinese reverse takeover companies in healthcare industry*
- ***U.S. Listed Reverse Takeover Other Chinese Companies:** U.S. Listed Chinese reverse takeover companies with similar financial dynamics as LOTUS (profitable companies with revenue size between USD 100 and USD 300 million, market capitalization below USD 250 million and enterprise value below USD 250 million)*

Selected Public Companies

($ in millions)

Company	Market Cap	Enterprise Value	Enterprise Value as a Multiple of Revenue [(2)] LTM	2012E	2013E	EBITDA [(2)] LTM	2012E	2013E	Price / EPS [(2)] LTM	2012E	2013E
U.S. Listed Other Companies											
Buckeye Technologies Inc.	1,058.5	1,091.4	1.16x	1.21x	1.05x	4.8x	4.7x	4.4x	8.9x	9.3x	7.7x
Derma Sciences Inc.	121.8	101.2	1.59x	1.40x	1.22x	NM	NM	NM	NM	NM	NM
Medical Action Industries Inc.	54.4	138.5	0.32x	0.31x	0.29x	8.9x	NA	NA	NM	NM	9.8x
SRI Surgical Express Inc.	23.9	35.7	0.33x	NA	NA	4.8x	NA	NA	NM	NA	NA
Median	**88.1**	**119.8**	**0.75x**	**1.21x**	**1.05x**	**4.8x**	**4.7x**	**4.4x**	**8.9x**	**9.3x**	**8.7x**
Mean	**314.7**	**341.7**	**0.85x**	**0.97x**	**0.85x**	**6.2x**	**4.7x**	**4.4x**	**8.9x**	**9.3x**	**8.7x**
U.S. Listed Reverse Takeover Chinese Healthcare Companies											
China Biologic Products, Inc.	252.4	223.0	1.34x	NA	NA	3.2x	NA	NA	5.8x	NA	NA
China Cord Blood Corporation	193.8	80.1	1.33x	1.16x	1.11x	3.7x	2.9x	2.8x	9.2x	14.7x	16.6x
Skystar Bio Pharmaceutical Company	16.1	14.2	0.27x	NA	NA	0.8x	NA	NA	1.2x	NA	NA
Median	**193.8**	**80.1**	**1.33x**	**1.16x**	**1.11x**	**3.2x**	**2.9x**	**2.8x**	**5.8x**	**14.7x**	**16.6x**
Mean	**154.1**	**105.8**	**0.98x**	**1.16x**	**1.11x**	**2.6x**	**2.9x**	**2.8x**	**5.4x**	**14.7x**	**16.6x**
U.S. Listed Reverse Takeover Other Chinese Companies											
China Ceramics Co., Ltd.	57.5	68.4	0.28x	0.27x	0.22x	0.9x	NA	NA	1.2x	1.3x	1.1x
Deer Consumer Products, Inc.	88.0	72.7	0.30x	0.29x	NA	1.3x	1.3x	NA	2.1x	2.0x	NA
Feihe International, Inc.	120.6	225.7	0.78x	0.89x	0.73x	10.6x	NA	NA	15.4x	4.9x	5.3x
SORL Auto Parts, Inc.	50.0	75.4	0.36x	0.36x	0.33x	2.7x	3.0x	3.5x	3.5x	NA	2.4x
Median	**72.8**	**74.1**	**0.33x**	**0.32x**	**0.33x**	**2.0x**	**2.1x**	**3.5x**	**2.8x**	**2.0x**	**2.4x**
Mean	**79.0**	**110.6**	**0.43x**	**0.45x**	**0.42x**	**3.9x**	**2.1x**	**3.5x**	**5.6x**	**2.7x**	**2.9x**
Overall											
Median	**88.0**	**80.1**	**0.36x**	**0.62x**	**0.73x**	**3.5x**	**2.9x**	**3.5x**	**4.7x**	**4.9x**	**6.5x**
Mean	**185.2**	**193.3**	**0.73x**	**0.74x**	**0.71x**	**4.2x**	**2.9x**	**3.5x**	**5.9x**	**6.4x**	**7.2x**
LOTUS [(1)]	**104.9**	**93.3**	**0.56x**	**0.52x**	**0.44x**	**4.9x**	**4.6x**	**4.6x**	**10.1x**	**9.7x**	**9.2x**

Source: Capital IQ and company filing as of June 26, 2012
(1) Offering price announced on April 2, 2012
(2) LOTUS LTM results as of March 31, 2012

Preliminary Draft - Confidential

Summary – Selected Public Companies

	LOTUS [1]	Selected Public Company Metrics			
Enterprise Value / Revenue	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.56x	0.36x	0.73x	0.27x	1.59x
2012E	0.52x	0.62x	0.74x	0.27x	1.40x
2013E	0.44x	0.73x	0.71x	0.22x	1.22x
Enterprise Value / EBITDA	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	4.9x	3.5x	4.2x	0.8x	10.6x
2012E	4.6x	2.9x	2.9x	1.3x	4.7x
2013E	4.6x	3.5x	3.5x	2.8x	4.4x
Equity Value / Net Income	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	10.1x	4.7x	5.9x	1.2x	15.4x
2012E	9.7x	4.9x	6.4x	1.3x	14.7x
2013E	9.2x	6.5x	7.2x	1.1x	16.6x

(1) *LOTUS LTM results as of March 31, 2012 and based on LOTUS projections*